UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant     ☒
Filed by a Party other than the Registrant     ☐

Check the appropriate box:
☐     Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒     Definitive Proxy Statement
☐     Definitive Additional Materials
☐     Soliciting Material Pursuant to §240.14a-12

FNB BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒     No fee required.
☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies: N/A

2)	Aggregate number of securities to which transaction applies: N/A

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

4)	Proposed maximum aggregate value of transaction: N/A

5)	Total fee paid: N/A

☐     Fee paid previously with preliminary materials.
☐     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: N/A

2)	Form, Schedule or Registration Statement No.: N/A

3)	Filing Party: N/A

4)	Date Filed: N/A

Mailed to shareholders
on or about April 16, 2010

FNB BANCORP
975 El Camino Real
South San Francisco, California 94080
Telephone (650) 588-6800

PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

This Proxy Statement is being furnished to the shareholders of FNB Bancorp, a California corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Basque Cultural Center, 599 Railroad Avenue, South San Francisco, California, at 6:30 p.m. on Wednesday, May 19, 2010. Only holders of record of the Company’s no par value common stock (the”Common Stock”) on April 2, 2010 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to be voted 3,181,714 shares of Common Stock. The Company also has outstanding 12,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and 600 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series B (all held by the United States Department of the Treasury). None of such shares of Preferred Stock are entitled to vote at the Annual Meeting. See Proposal No. 2 below.

Shareholders may vote their shares by mail without attending the Annual Meeting, whether their shares of Common Stock are held in their names or through a broker, bank or other nominee. Instructions for voting by mail are set forth on the enclosed proxy card. For shares held through a broker, bank or other nominee, shareholders may vote by submitting their voting instructions to the broker, bank or other nominee. Voting instructions may be given by mail, by telephone or by using the Internet, if the broker, bank or other nominee makes those methods available to the shareholder, in which case the procedures will be enclosed with the Proxy Statement forwarded by the broker, bank or other nominee.

The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held in “street name” by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because under applicable rules the broker cannot vote on non-routine matters in the absence of instructions from the beneficial owner. The effect of abstentions and broker non-votes on the calculation of the required vote on specific proposals to be brought before the Annual Meeting is discussed under each proposal, where applicable.

Holders of Common Stock are entitled to one vote for each share held, except that for the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses. However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidate’s name has been placed in nomination prior to the voting and the shareholder has given notice at the Annual Meeting prior to the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Prior to voting, an opportunity will be given for shareholders or their proxies at the Annual Meeting to announce their intention to cumulate their votes. The proxy holders are given, under the terms of the proxy, discretionary authority to cumulate votes on shares for which they hold a proxy.

Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke that proxy prior to its exercise. The proxy may be revoked prior to the Annual Meeting by delivering to the Secretary of the Company either a written instrument revoking the proxy or a duly executed proxy bearing a later date. The proxy may also be revoked by the shareholder by attending and voting in person at the Annual Meeting. The proxy will be voted as directed by the shareholder giving the proxy and if no directions are given on the proxy, the proxy will be voted “FOR” the election of the nominees of the Board of Directors; “FOR” the advisory vote on executive compensation; and “FOR” ratification of the appointment of Moss Adams LLP as independent auditors of the Company to serve for the 2010 fiscal year, and at the proxy holders’ discretion, on such other matters, if any, which may come before the Annual Meeting (including any proposal to adjourn the meeting).

The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. The Company will reimburse brokerage houses, fiduciaries, custodians and others holding Common Stock in their names or names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxy materials to the beneficial owners of such Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company may (without additional compensation) solicit proxies by telephone, Internet or personal interview, the costs of which will be borne by the Company.

Notice of Internet Availability. The FNB Bancorp Proxy Statement for the 2010 Annual Meeting of Shareholders being held on Wednesday, May 19, 2010 and the Annual Report to shareholders (which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2009) are available on the internet at www.fnbnorcal.com/inv_annual_shareholders.html

ANNUAL REPORT

A copy of the Annual Report of the Company for the fiscal year ended December 31, 2009, including audited consolidated financial statements of the Company (the “Annual Report”) is enclosed with this Proxy Statement. Additional copies of the Annual Report are available upon request to the Secretary of the Company, Thomas C. McGraw, at FNB Bancorp, 975 El Camino Real, South San Francisco, California 94080.

THE ANNUAL REPORT INCLUDES A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

WEBSITE

FNB Bancorp and First National Bank of Northern California maintain an Internet website at http://www.fnbnorcal.com. The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, are made available free of charge on or through such website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission. Also made available on or through such website are the Section 16 reports of ownership and changes in ownership of the Company’s Common Stock which are filed with the Securities and Exchange Commission by the directors and executive officers of the Company and by any person who owns more than 10 percent of the outstanding shares of Common Stock.

CODE OF ETHICS

The Board of Directors has adopted a “code of ethics” as defined under applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The code of ethics requires that the Company’s directors, officers (including the principal executive, financial and accounting officers, or controller and persons performing similar functions) and employees conduct business in accordance with the highest ethical standards and in compliance with all laws, rules and regulations applicable to the Company. The code of ethics is intended to supplement the provisions of any other personnel policies of the Company or codes of conduct which may establish additional standards of ethical behavior applicable to the Company’s directors, officers and employees. The code of ethics was filed as Exhibit 14.0 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and a copy of the code of ethics may be obtained through the Company’s website by following the instructions for accessing reports filed with the Securities and Exchange Commission (see above, under the heading “Website”).

PRINCIPAL SHAREHOLDERS

As of February 28, 2010, no person known to the Company owned beneficially more than five percent (5%) of the outstanding shares of its Common Stock, except as indicated in the chart below:

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Ownership (1)
The Ricco Lagomarsino Trust (2) 26 Hillcrest Drive Daly City, CA 94014	325,946 shares		10.24%

Thomas G. Atwood, D.D.S. c/o Cypress Abbey Company P.O.Box 516 Colma, CA 94014	484,126 shares	(3)	15.22%

Thomas C. McGraw (4) 510 Fawn Drive San Anselmo, CA 94960	177,854 shares		5.59%

(1)	Based upon 3,181,714 shares outstanding.

(2)	Lisa Angelot is a Director of the Company and a co-trustee of the Trust and she disclaims beneficial ownership of these shares. Please see stock ownership table on page 6.

(3)
Includes 285,360 shares owned by Cypress Abbey Company, a corporation in which Dr. Atwood is the principal shareholder. Dr. Atwood is a Director of the Company. Please see stock ownership table on page 6.

(4)	Mr. McGraw is Chief Executive Officer, Secretary and a Director of the Company. Please see stock ownership table on page 6.

PROPOSAL NO. 1

ELECTION OF DIRECTORS OF THE COMPANY

The Bylaws of the Company provide a procedure for nomination for election of members of the Board of Directors, which procedure is printed in full in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance therewith may be disregarded by the Chairwoman of the Meeting, and upon her instructions the tellers of votes may disregard all votes cast for such nominee(s).

The Bylaws of the Company provide that the Board of Directors shall consist of not less than six nor more than eleven directors, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. The authorized number of directors has been fixed by resolution of the Board of Directors at nine (9). Currently, there are nine (9) members serving on the Board of Directors. The directors to be elected at the Annual Meeting shall hold office for one year and until their successors are elected and have qualified. The nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast “FOR” a nominee will be counted in determining whether that nominee has been elected as a director. Broker non-votes will not be included in the vote total.

All proxies will be voted for the election of the following nine (9) nominees recommended by the Board of Directors, unless authority to vote for the election of any director or directors is withheld by the shareholder on the proxy card. All of the nominees are incumbent Directors. If any nominee should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below.

The following table sets forth information with respect to beneficial ownership of the Common Stock of the Company by those persons nominated by the Board of Directors for election as directors, as well as all directors and executive officers of FNB Bancorp and its subsidiary, First National Bank of Northern California, a national banking association (herein called the “Bank” or “First National Bank”), as a group. There is no family relationship between any of the directors and/or executive officers, except that Edward J. Watson is related by marriage to Anthony J. Clifford.

				Shares Beneficially Owned as of February 28, 2010 (1)
Nominee and/or Executive Officer	Age	Positions Held With the Bank and Company	Director Since	Sole (2)	Shared (3)	% of Total	Note
Lisa Angelot	52	Chairwoman of the Board Director	2010 for Bank and Company 1999 for Bank; 2001 for Company	18,241	2,104	0.64%	(4)
Thomas C. McGraw	58	Chief Executive Officer, Secretary, Director	1989 for Bank; 2001 for Company	13,948	163,906	5.57%	(5)
Thomas G. Atwood, D.D.S.	63	Director	2010 for Bank and Company	198,766	285,360	6.25%	(6)
Ronald R. Barels, D.D.S.	63	Director	2009 for Bank and Company	2,050	0	0.06%	(7)
Merrie Turner Lightner	54	Director	2007 for Bank and Company	3,260	0	0.10%	(8)
Michael Pacelli	61	Director	2006 for Bank and Company	4,173	0	0.13%	(9)
Edward J. Watson	62	Director	1996 for Bank; 2001 for Company	18,427	0	0.58%	(10)
Jim D. Black	53	President, Director	2002 for Bank and Company	34,262	1,799	1.12%	(11)
Anthony J. Clifford	47	Executive Vice President and Chief Operating Officer, Director	2002 for Bank and Company	30,883	0	0.96%	(12)
David A. Curtis	51	Senior Vice President and Chief Financial Officer	2006 for Bank and Company	4,042	0	0.13%	(13)
Randy R. Brugioni	43	Senior Vice President and Senior Loan Officer	2002 for Bank and Company	24,352	2,100	0.83%	(14)
All directors and executive officers (11 persons) as a group				352,404	455,269	24.54%	(15)

(1)	This table is based upon information supplied by directors, executive officers and principal shareholders. Percentages are based upon 3,181,714 shares outstanding.

(2)	The named persons exercise sole voting and investment power with respect to shares listed in this column.

(3)	The named persons share voting and investment power with respect to shares listed in this column.

(4)
Includes 1,704 shares held by Ms. Angelot as Custodian for Eric Angelot and 400 shares by Ms. Angelot as Custodian for Katherine Brandenberger. A total of 325,946 shares are held by the Ricco Lagomarsino Trust for which Ms. Angelot serves as one of the co-trustees. Ms. Angelot disclaims beneficial ownership of such shares. Includes 729 shares of presently exercisable stock options under the Company’s Stock Option Plan and 3,439 shares of presently exercisable stock options of the Company’s 2002 Stock Option Plan. Includes 2,103 shares of presently exercisable stock options under the Company’s 2008 Stock Option Plan.

(5)
Includes 163,906 shares held by the Thomas C. and Virginia K. McGraw Family Trust for which Mr. McGraw serves as co-trustee. Includes 729 shares of presently exercisable stock options under the Company’s Stock Option Plan; 3,439 shares of presently exercisable stock options under the Company’s 2002 Stock Option Plan, and 9,410 shares of presently exercisable stock options under the Company’s 2008 Stock Option Plan.

(6)	Includes 285,360 shares held by Cypress Abbey Company, a corporation in which Dr. Atwood is a principal shareholder.

(7)	No presently exercisable stock options.

(8)	Includes 2,103 shares of presently exercisable stock options under the Company’s 2008 Stock Option Plan.

(9)
Includes 1,766 shares of presently exercisable stock options under the Company’s 2002 Stock Option Plan. Includes 2,103 shares of presently exercisable stock options under the Company’s 2008 Stock Option Plan.

(10)
Includes 729 shares of presently exercisable stock options under the Company’s Stock Option Plan; 3,439 shares of presently exercisable stock options under the Company’s 2002 Stock Option Plan, and 2,103 shares of presently exercisable stock options under the Company’s 2008 Stock Option Plan. Includes 10,325 shares held in IRA accounts.

(11)
Includes 5,651 presently exercisable stock options under the Company’s Stock Option Plan and 26,061 shares of presently exercisable stock options under the Company’s 2002 Stock Option Plan. Includes 2,103 shares of presently exercisable stock options under the 2008 Stock option Plan. Includes 1,459 shares held in the name of Jim and Lisa Black, as joint tenants. Includes 274 shares held in trust for Greg Black and includes 66 shares held in trust for Janelle Black. Excludes 4,861 shares held in the Bank’s Deferred Compensation Trust.

(12)
Includes 3,182 shares of presently exercisable stock options under the Company’s Stock Option Plan, and 26,061 shares of presently exercisable stock options under the Company’s 2002 Stock Option Plan. Includes 1,267 shares of presently exercisable stock options under the 2008 Stock Option Plan. Excludes 5,318 shares held in the Bank’s Deferred Compensation Trust.

(13)
Includes 1,587 shares of presently exercisable stock options under the Company’s 2002 Stock Option Plan. Includes 2,103 shares of presently exercisable stock options under the Company’s 2008 Stock Option Plan. Excludes 773 shares held in the Bank’s Deferred Compensation Trust.

(14)
Includes 4,127 shares of presently exercisable stock options under the Company’s Stock Option Plan, and 11,634 shares of presently exercisable stock options under the Company’s 2002 Stock Option Plan and 716 shares of presently exercisable stock options under the Company’s 2008 Stock Option Plan. Excludes 12,180 shares held in the Bank’s Deferred Compensation Trust.

(15)
Includes a total of 14,418 shares of presently exercisable stock options under the Company’s Stock Option Plan and 73,987 shares of presently exercisable stock options under the Company’s 2002 Stock Option Plan. Includes 21,072 shares of presently exercisable stock options under the 2008 Stock Option Plan. Excludes 23,132 shares held by the Bank’s Deferred Compensation Trust for the accounts of Messrs. Black, Brugioni, Clifford and Curtis. See “Deferred Compensation Plan” herein.

The following table sets forth certain information as of the Record Date and includes information for the past five years with respect to each Director of the Company and the Bank, each person nominated for election as a Director, and each executive officer named in the Summary Compensation Table elsewhere herein.

Lisa Angelot
Chairwoman of the Board of Directors of the Company since 2010. Director of the Company since 2001. Director of First National Bank since 1999. Property manager for the Lagomarsino Properties in Daly City since 1992. Her grandfather was Ricco Lagomarsino, Founding Director and Chairman of First National Bank.

Thomas C. McGraw
Director and Secretary of the Company since 2001. Chief Executive Officer of the Company and First National Bank since April 1, 2002. Director and Secretary of First National Bank since 1989, and President and Chief Operating Officer of First National Bank from October 2001 until April 1, 2002. Formerly, self-employed communications consultant in San Mateo and Marin Counties, since 1987.

Edward J. Watson
Director of the Company since 2001. Director of First National Bank since 1996. Certified Public Accountant. Attorney and partner in the law firm of Watson & Lanctot LLP, formerly known as Dreher, Garfinkle & Watson.

Thomas G. Atwood, D.D.S.
Director of the Company and the Bank since 2010. Dr. Atwood previously served on the Bank’s Board from 1977 through 1996. Dr. Atwood is also President and principal shareholder of Cypress Abbey Company.

Ronald R. Barels, D.D.S.
Director of the Company and First National Bank Since June, 2009. Dr. Barels is currently owner and manager of Cypress Golf Course in Colma, California. He has a strong background in business as a dental practice owner and has served as a Director of the Colma-Daly City Chamber of Commerce and as a Director of the San Mateo County community Colleges Foundation.

Merrie Turner Lightner
Director of the Company and First National Bank since April, 2007. Vice President and Chief Financial Officer of the Lightner Property Group, Inc., based in San Francisco, since 1984. Ms. Lightner is also an attorney at law and a licensed real estate broker since 1981, and a former commission president of the San Francisco Rent Stabilization and Arbitration Board from 1997 to 1998, then Commissioner to April 2004. Ms. Lightner has extensive business experience in real estate management and development matters.

Michael Pacelli
Director of the Company and First National Bank since April 1, 2006. President of Bay Relations, Inc. since 1992. He has been involved in public relations and community organizations in San Mateo County and San Francisco for over 25 years.

Jim D. Black
Director of the Company and First National Bank since March 2002. President of the Company and First National Bank since April 1, 2002. Formerly, Senior Vice President and Senior Lending Officer of First National Bank and an employee since 1981.

Anthony J. Clifford
Director of the Company and First National Bank since March 2002. Executive Vice President and Chief Operating Officer of the Company and First National Bank since April 1, 2002. Formerly, Vice President and Branch Administrator of First National Bank since 1995; Vice President and Branch Manager of First National Bank since 1990; and Assistant Vice President and Branch Manager of First National Bank since 1983.

David A. Curtis
Senior Vice President and Chief Financial Officer of the Company and First National Bank since December 2006. Senior Vice President and Controller, Capital Corp of the West, Merced, California (the holding company for County Bank), from 1997 to November 2006. He became a Certified Public Accountant in 1986.

Randy R. Brugioni
Senior Vice President and Senior Loan Officer of the Company and First National Bank since 2002. Joined the Bank in 1989 as a management trainee and continued in the lending area since 1991, being promoted successively to his current position. He graduated from UCLA with a B. A. in Economics in 1989.

        None of the directors of the Company is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, whose common stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

Director Qualifications and Experience

The following table identifies the experience, qualifications, attributes and skills that resulted in the board’s decision to appint and nominate directors to our board. This information supplements the biographical information provided above. The vertical axis displays the primary factors reviewed by the Nominating Committee in evaluating a board candidate.

	Angelot	McGraw	Atwood	Barels	Lightner	Pacelli	Watson	Black	Clifford
Experience, Qualification, Skill or Attribute
Professional standing in chosen field	x	x	x	x	x	x	x	x	x
Experience in financial services or related industry		x					x	x	x
Audit Committee Financial Expert							x
Civic and community involvement	x	x	x	x	x	x	x	x	x
Leadership and team building skills	x	x						x	x
Diversity by race, gender or culture	x				x
Specific skills knowledge
- finance		x					x	x	x
- healthcare			x	x
- marketing		x				x
- human resources	x	x	x	x	x	x	x	x	x

CORPORATE GOVERNANCE

The Directors are elected annually by the shareholders to oversee their interest in the success of the commercial banking business of the Company and the Bank. The Board of Directors, in turn, selects and oversees the members of senior management who are charged with conducting the business of the Company and the Bank under applicable standards of safety and soundness.

Ethical Standards

The Directors believe that the business of the Company and the Bank should be conducted in accordance with the highest ethical standards and in compliance with all laws, rules and regulations applicable to the Company and the Bank. In keeping with this belief, the Board of Directors has adopted a Code of Ethics, which applies to the members of the Board of Directors and all of the officers and employees of the Company and the Bank. A copy of the Code of Ethics is available to all shareholders, as described above under the heading, “Code of Ethics.”

Director Independence

The Board of Directors of the Company has evaluated the independence of each of the members of the Board of Directors in accordance with applicable laws and regulations, including the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission. For purposes of evaluating the independence of each member the Board of Directors, the Board of Directors has adopted the definitions of director independence specified in the Nasdaq listing standards (although the Common Stock of the Company is not listed on the Nasdaq Stock Market).

The Board of Directors has determined that a majority of the Board of Directors is comprised of “Independent Directors” within the requirements of the foregoing laws, rules and regulations and listing standards. The Board of Directors has further determined that Directors Thomas C. McGraw, Jim D. Black and Anthony J. Clifford, who are employed as the Chief Executive Officer, the President and Executive Vice President and Chief Operating Officer, respectively, of the Company and the Bank, are not independent.

Committees of the Board of Directors

During 2009, the Company and First National Bank each had the same Board committees and director-members. Each committee meeting is conducted on behalf of the Company as well as the Bank, regardless of whether the subject may apply to both or only one entity. The committees and their members are as follows:

Audit Committee. The current members are Edward J. Watson, Chair; Ronald R. Barels D.D.S. and Merrie Turner Lightner.

Building Committee. The current members are: Mike Pacelli, Chair; Jim D. Black and Anthony J. Clifford.

Compensation Committee. The current members are: Edward J. Watson, Chair; Tom Atwood, D.D.S. and Merrie Turner Lightner.

Compliance Committee. The current members are: Anthony J. Clifford, Chair, and Jim D. Black.

Executive Committee. The current members are Lisa Angelot, Chair; Tom Atwood D.D.S., Ronald R. Barels, D.D.S., Jim D. Black, Anthony J. Clifford, Merrie Turner Lightner, Thomas C. McGraw and Michael Pacelli.

Loan and Discount Committee. The current members are Lisa Angelot, Chair; Tom Atwood, D.D.S., Ronald R. Barels, D.D.S., Jim D. Black, Anthony J. Clifford, Merrie Turner Lightner, Thomas C. McGraw, and Michael Pacelli.

Nominating Committee. The current members are the entire Board.

       The members of the Company Audit Committee select and oversee the Company’s independent public accountants, analyze the results of internal and regulatory examinations and monitor the financial and accounting organization, reporting and controls. Each member of the Audit Committee is “independent” as defined under applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. Edward J. Watson has been designated by the Board of Directors as an “audit committee financial expert” as defined under applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. Reference should be made to the Audit Committee Report set forth below in this Proxy Statement for additional information regarding the functions of the Audit Committee.

A majority of the members of the Company’s Board of Directors, each of whom is “independent” as defined under applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, has established procedures for receipt and delivery of shareholder communications addressed to the Board of Directors. Any such shareholder communications, including communications by employees of the Company solely in their capacity as shareholders, should be mailed or delivered to the Company addressed as follows: Board of Directors, FNB Bancorp, 975 El Camino Real, South San Francisco, CA 94080.

The Company encourages the members of its Board of Directors to attend the Company’s annual meeting of shareholders each year. A majority of the current members of the Board of directors attended the Company’s annual meeting of shareholders held in 2009.

In performing the functions of the Company Nominating Committee, the Board of Directors has responsibility for considering appropriate candidates as directors. The Board of Directors believes that the participation of the full Board of Directors in considering candidates is efficient in view of the size of the Board of Directors. Candidates are selected by a majority of directors who are “independent” as defined under applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, in accordance with a Nominating Committee Charter adopted by a majority of such independent directors. The Nominating Committee Charter includes a policy for consideration of candidates proposed by shareholders. Any recommendations by shareholders will be evaluated by the Board of Directors in the same manner as any other recommendation and in each case in accordance with the Nominating Committee Charter. Shareholders that desire to recommend candidates for consideration by the Company’s Board of Directors should mail or deliver written recommendations to the Company addressed as follows: Board of Directors, FNB Bancorp, 975 El Camino Real, South San Francisco, CA 94080. Each recommendation should include biographical information indicating the background and experience of the candidate that qualifies the candidate for consideration as a director for evaluation by the Board of Directors. In addition to minimum standards of independence for non-employee directors and financial literacy, the Board of Directors considers various other criteria including the candidate’s experience and expertise, financial resources, ability to devote the time and effort necessary to fulfill the responsibilities of a director and involvement in community activities in the market areas served by the Company and First National Bank that may enhance the reputation of the Company and the Bank. The Company and the Bank operate in a highly regulated industry and are subject to the supervision, regulation and periodic examination by state and federal banking regulatory authorities including the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation. Directors of the Company and the Bank are subject to certain rules and regulations and potential liabilities not otherwise applicable to directors of non-banking organizations. Consequently, evaluation of candidates by the Company’s Board of Directors may include more extensive inquiries into personal background information including confirmation of the accuracy and completeness of background information by (a) requiring candidates to complete questionnaires to elicit information of the type required to be disclosed by the Company in reports filed with the Securities and Exchange Commission or such federal banking regulatory authorities, (b) conducting background investigations by qualified independent organizations experienced in conducting criminal and civil investigatory reviews, and (c) such other personal and financial reviews and analyses as the Board of Directors may deem appropriate in connection with the consideration of candidates. Shareholders who wish to nominate a candidate for election to the Company’s Board of Directors, as opposed to recommending a potential nominee for consideration by the Board of Directors, are required to comply with the advance notice and any other requirements of the Company’s Bylaws, applicable laws and regulations. The Board of Directors may elect to use third parties in the future to identify or evaluate candidates for consideration by the Board of Directors.

The principal functions of the Audit Committee are (1) to examine and review both internal audit controls and regulatory audit reports and to meet with the First National Bank auditors concerning audit procedures and controls and (2) to monitor the First National Bank investments.

The principal functions of the Loan and Discount Committee are to oversee loans and investments and the routine operations of First National Bank by delegation from the Board of Directors and to advise and report to the entire Board of Directors regarding such matters.

The Compensation Committee investigates and advises the Board of Directors as to employee benefit arrangements and conducts executive searches whenever First National Bank proposes to hire executive personnel. The Compensation Committee also reports to the Board of Directors with regard to executive compensation, including bonus compensation.

The Executive Committee is comprised of the entire Board. It meets in executive session periodically, to discuss matters affecting the Company and the Bank.

Membership and Meetings of the Board of Directors and its Committees

All members attended at least seventy-five percent (75%) of the meetings of the Board of Directors and their Committees during 2009, except Mr. Barels, who became a member of the Board of Directors on June 26, 2009.

The following table shows the members of the Board of Directors and the committees of the Board of Directors and the number of meetings held during 2009. Mr. Wyman retired from the Board of Directors effective December 31, 2009, and Lisa Angelot was appointed Chairwoman effective January 1, 2010.

Name	Board	Audit	Compensation	Executive Committee	Loan and Discount	Nominating
Lisa Angelot	Member	Member	Chair	Chair	Chair	Member
Ronald R. Barels, D.D.S.	Member	Member			Member	Member
Jim D. Black	Member			Member	Member	Member
Anthony J. Clifford	Member			Member	Member	Member
Merrie Turner Lightner	Member	Member		Member	Member	Member
Thomas C. McGraw	Member			Member	Member	Member
Michael Pacelli	Member		Member	Member	Member	Member
Edward J. Watson	Member	Chair	Member	Member		Member
Michael R. Wyman	Chair			Member	Member	Chair
Number of 2009 meetings	15	3	1	10	40	0

Compensation of Directors

No fees or other compensation has been paid to the non-officer directors of the Company since incorporation of the Company on February 28, 2001. The Company became the holding company for First National Bank, effective March 15, 2002. No separate fees were paid to the directors of the Company during 2009 for their attendance at meetings of the Board of Directors or for their attendance at meetings of the committees of the Board of Directors.

Each non-officer director of First National Bank was paid $36,000 in fees for attending meetings of the Bank Board of Directors during 2009. Each non-officer director of First National Bank is paid $3,000 per month. The aggregate amount of director fees paid by First National Bank in 2009 was $201,000. No separate compensation has been paid to the directors during 2009 for their attendance at meetings of the committees of the Board of Directors of the Bank. Independent directors are eligible to participate in the FNB Bancorp 2008 Stock Option Plan as determined by the Board of Directors. During 2009, each non-officer director of First National Bank was granted a non-statutory option for 1,000 shares of the Company Common Stock pursuant to the FNB Bancorp 2008 Stock Option Plan.

The following table is a summary of the compensation earned by the non-officer (independent) directors during 2009.

(1) The value of the stock option award is the grant date fair value computed in accordance with FAS 123R.

(2) The Company does not make Stock Awards nor does it have a Non-Equity Incentive Compensation Plan for non-officer (independent) directors. Non-officer directors do not participate in the Deferred Compensation Plan.

DIRECTORS COMPENSATION

Name	Fees Earned or Paid in Cash	Option Awards (1)		Change in Nonqualified Deferred Compensation Earnings (2)	Total
Lisa Angelot	$36,000		$3,770	─	$39,770
Ronald R. Barels, D.D.S.	$21,000	$	─	─	$21,000
Merrie Turner Lightner	$36,000		$3,770	─	$39,770
Michael Pacelli	$36,000		$3,770	─	$39,770
Edward J. Watson	$36,000		$3,770	─	$39,770
Michael R. Wyman	$36,000		$3,770	─	$39,770

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and any persons who own more than 10% of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and any greater than 10% shareholders are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

On March 15, 2002, the Company registered its common stock under Section 12(g) of the Exchange Act, at which time the Company’s directors, officers and any person who owned more than 10% of such common stock became subject to Section 16(a) of the Exchange Act.

To the Company’s knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to its officers, directors and any greater than 10% shareholders were complied with on a timely basis, except for Messrs. Atwood, Barels and Black.

TRANSACTIONS WITH RELATED PERSONS

The Company has a policy that it does not enter into any transactions covered under Item 404 of Regulation S-K with the exception of loans made by First National Bank (see “Indebtedness of Management,” below). There have been no other transactions, or series of similar transactions, during 2009, or any currently proposed transaction, or series of similar transactions, to which the Company or the Bank was or is to be a party, in which the amount involved exceeded or will exceed $120,000 and in which any director, director-nominee or executive officer of the Company or Bank, or any shareholder owning of record or beneficially 5% or more of FNB Bancorp common stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

Indebtedness of Management

Through its banking subsidiary, First National Bank, the Company has had, and expects in the future to have banking transactions, including loans and other extensions of credit, in the ordinary course of its business with many of the Company’s directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2009 such transactions comprising loans did not involve more than the normal risk of collectability or present other unfavorable features. Loans to executive officers of First National Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and the regulations of the Office of the Comptroller of the Currency.

EQUITY COMPENSATION PLAN INFORMATION

The chart below lists information regarding common stock issuable upon the exercise of stock options, the weighted average exercise price of those options and the number of shares available for issuance under the FNB Bancorp Stock Option Plan, the FNB Bancorp 2002 Stock Option Plan and the FNB Bancorp 2008 Stock Option Plan as of December 31, 2009. The Company has no other equity compensation plan and there are no warrants or rights outstanding that would result in the issuance of shares of the Company’s Common Stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) ) (c)
Equity compensation plans approved by security holders	430,034	$18.93	308,480
Equity compensation plans not approved by security holders	─	─	─
Total	430,034	$18.93	308,480

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The Company’s compensation programs and policies are designed to enhance shareholder value by aligning the financial interests of the executive officers with those of the shareholders. The Company competes with other financial institutions by seeking to attract and retain a highly qualified management team, utilizing compensation programs that reward superior performance. The Board of Directors of the Company believes that its compensation programs should:

● reflect the qualifications, skills, experience and responsibilities of each officer on the management team;

● serve to attract and retain the most qualified individuals available to the Company by being competitive with the compensation being paid to persons having similar positions and responsibilities with other financial institutions in the same or adjoining market areas;

● provide each officer on the management team with incentive and motivation to achieve his or her personal goals, both short term and long term, set in a manner which is consistent with the overall strategic goals of the Company, as determined by the Board of Directors; and

● reward those officers whose performance, both individually and as a member of the management team, is superior and meets the targets set by the Board of Directors.

The Company was formed in 2001 to become the holding company of First National Bank. After approval by the shareholders of the Bank, the holding company reorganization became effective on March 15, 2002. No separate compensation has been paid to the executive officers of the Company since 2002. The compensation paid by First National Bank to its executive officers includes payment for all services rendered by such officers to the Company, including their attendance at meetings of the Board of Directors and their attendance at meetings of committees of the Board of Directors of the Company.

The compensation of the executive officers of First National Bank is reviewed and approved annually by the Board of Directors, including a review of base salaries (the “fixed” portion of compensation) and a discretionary bonus plan based on performance objectives (the “variable” or incentive portion of compensation). This review by the Board of Directors is based on the recommendations by the Compensation Committee of the Board of Directors.

Three members of the Company and Bank Board of Directors are also executive officers of the Company and the Bank and all three abstain from the executive compensation decisions made by the Board of Directors. Thomas C. McGraw is Chief Executive Officer of the Company and the Bank; Jim D. Black is President of the Company and the Bank; and Anthony J. Clifford is Executive Vice President and Chief Operating Officer of the Company and the Bank. Messrs. McGraw, Black and Clifford have served in such capacities since April 1, 2002. Mr. McGraw also serves as Secretary of the Company (since inception of the corporation in 2001) and the Bank (since 1989).

Salary, bonus and perquisite compensation are related to current performance. The long-term components of compensation (equity incentives in the form of stock options and post-termination benefits) are reviewed by the Board of Directors in the context of the other compensation provided to executives, but adjustments are not necessarily made each year. The grant of stock options and the award of post-termination benefits are primarily intended to attract and retain executive officers and other key employees to serve on the Company’s management team over an extended period of time, and only secondarily to reward current employment.

Stock Option Plans

Currently, the Company has three stock option plans: the FNB Bancorp Stock Option Plan (formerly the First National Bank of Northern California 1997 Stock Option Plan), the FNB Bancorp 2002 Stock Option Plan and the FNB Bancorp 2008 Stock Option Plan.. No options have been granted under the FNB Bancorp Stock Option Plan since June 22, 2007, and no further options are expected to be granted under the FNB Bancorp Stock Option Plan, except that if any outstanding option should expire, terminate or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject to the option shall (unless the Plan shall have been terminated), become available for future grants. The stated purposes of the FNB Bancorp 2002 Stock Option Plan, as amended (adopted by the Board of Directors on June 28, 2002 and approved by the shareholders on May 14, 2003) and the FNB Bancorp 2008 Stock Option Plan (adopted by the Board of Directors on February 22, 2008 and approved by the shareholders on May 21, 2008) are to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to the key officers of the Company and the Bank by encouraging them to acquire a proprietary interest in the Company and, in general, to promote the success of the Company’s business. The Board of Directors believes that the grant of stock options is consistent with the best interests of the shareholders because an officer’s ownership of shares of Company stock will give such officer a long-term interest in the Company’s overall performance and success. Generally, stock options are granted to eligible employees in the second quarter of each fiscal (calendar) year.

FNB Bancorp Stock Option Plan. The Board of Directors of the Bank adopted the First National Bank of Northern California 1997 Stock Option Plan (the “Bank Stock Option Plan”), which was approved by the shareholders of First National Bank at the 1997 Annual Meeting, held on October 15, 1997. Pursuant to the holding company reorganization which became effective March 15, 2002, the Bank Stock Option Plan became the FNB Bancorp Stock Option Plan. As of December 31, 2009, a total of 59,281 shares were reserved for options previously granted and outstanding under the FNB Bancorp Stock Option Plan, including options for an aggregate of 25,730 shares of Common Stock (as adjusted for stock dividends paid in 2000 through 2009) which have been granted to the five officers of the Company identified in the “Summary compensation Table” below. All such options granted and currently outstanding are incentive stock options, vesting at the rate of 20 percent per year over the period of 5 years from date of grant and are exercisable for a period of 10 years from the grant date. Directors Angelot and Watson have been granted non-statutory stock options for an aggregate of 1,458 shares of Common Stock (as adjusted for stock dividends paid in 2000 through 2009) which were fully vested on the dates of grant and are exercisable (at a price of $15.43 per share for options granted in 2000; and at a price of $16.15 per share for options granted in 2001) over a period of 10 years from the grant dates.

Upon consummation of any plan of reorganization, merger or consolidation of the Company with one or more other banks or corporations as a result of which the Company is not the surviving entity, or upon the sale of all or substantially all the assets of the Company to another bank or corporation, then all outstanding unexercised options shall become immediately exercisable in accordance with the terms of the FNB Bancorp Stock Option Plan and the Plan shall terminate.

FNB Bancorp 2002 Stock Option Plan. The Board of Directors of the Company adopted the FNB Bancorp 2002 Stock Option Plan (the “2002 Plan”) on June 28, 2002, which was approved by the shareholders at the 2003 Annual Meeting, held on May 14, 2003. A total of 210,000 shares of Common Stock were reserved for issuance pursuant to the 2002 Plan (after giving effect to the Company’s 2002 stock dividend). The 2002 Plan provides for the grant of incentive stock options (“Incentive Options”) and nonstatutory stock options (“Nonstatutory Options”). The terms and provisions of the Plan are substantially the same as the FNB Bancorp Stock Option Plan.

As of December 31, 2009, a total of 221,263 shares of Common Stock were reserved for options previously issued under the 2002 Plan (as adjusted for the Company’s 2002 through 2009 stock dividends). Options for an aggregate of 78,561 shares of Common Stock (adjusted for the stock dividends paid in 2002 through 2009) have been granted to the five officers of the Company identified in the “Summary Compensation Table” below pursuant to the 2002 Plan. All such options granted and currently outstanding under the 2002 Plan are incentive stock options, vesting at the rate of 20 percent per year over the period of 5 years from the date of grant and are exercisable for a period of 10 years from the grant date. Non-employee directors Angelot, Pacelli, Watson and Wyman have been granted non-statutory stock options for an aggregate of 12,083 shares of Common Stock (adjusted for the stock dividends paid in 2002 through 2009) which were fully vested on the dates of grant and are exercisable (at a price of $18.61 per share for options granted in 2002, at a price of $17.77 per share for options granted in 2003, at a price of $24.25 per share for options granted in 2004, at a price of $23.55 per share for options granted in 2005, at a price of $29.82 for options granted in 2006 and at a price of $26.35 per share for options granted in 2007) over a period of 10 years from the grant dates.

Upon the dissolution, liquidation or sale of the Company, or a merger or consolidation in which the Company is not the surviving entity, outstanding options which would otherwise terminate in accordance with the 2002 Plan will become exercisable in full for such period as is determined by the Board of Directors of the Company or a Stock Option Committee appointed by the Board (but in any event not more than 15 days) prior to the consummation of such event. After the consummation of such an event, such outstanding options will terminate.

FNB Bancorp 2008 Stock Option Plan. The Board of Directors of the Company adopted the FNB Bancorp 2008 Stock Option Plan (the “2008 Plan”) on February 22, 2008, which was approved by the shareholders at the 2008 Annual Meeting, held on May 21, 2008. A total of 269,000 shares of Common Stock were reserved for issuance pursuant to the 2008 Plan (after giving effect to the Company’s 2008 stock dividend). The 2008 Plan provides for the grant of incentive stock options (“Incentive Options”) and nonstatutory stock options (“Nonstatutory Options”). The terms and provisions of the Plan are substantially the same as the FNB Bancorp 2002 Stock Option Plan.

As of December 31, 2009, a total of 149,490 shares of Common Stock were reserved for options previously issued under the 2008 Plan (as adjusted for the Company’s 2008 and 2009 stock dividends). Options for an aggregate of 50,480 shares of Common Stock (adjusted for the stock dividends paid in 2008 and 2009) have been granted to the five officers of the Company identified in the “Summary Compensation Table” below pursuant to the 2008 Plan. All such options granted and currently outstanding under the 2008 Plan are incentive stock options, vesting at the rate of 20 percent per year over the period of 5 years from the date of grant and are exercisable for a period of 10 years from the grant date. Non-employee directors Angelot, Lightner, Pacelli, Watson and Wyman have been granted non-statutory stock options for an aggregate of 10,515 shares of Common Stock (adjusted for the stock dividends paid in 2008 and 2009) which were fully vested on the dates of grant and are exercisable (at a price of $11.20 per share for options granted in 2008 and at a price of $7.46 per share for options granted in 2009) over a period of 10 years from the grant dates.

Upon the dissolution, liquidation or sale of the Company, or a merger or consolidation in which the Company is not the surviving entity, outstanding options which would otherwise terminate in accordance with the 2008 Plan will become exercisable in full for such period as is determined by the Board of Directors of the Company or a Stock Option Committee appointed by the Board (but in any event not more than 15 days) prior to the consummation of such event. After the consummation of such an event, such outstanding options will terminate.

FNB Bancorp Savings Plan. On August 26, 1969, the Bank established The First National Bank Profit Sharing and 401(k) Plan (the “Plan”) under provisions which allow the Bank to make a contribution on behalf of each eligible employee. The Plan is now called the “FNB Bancorp Savings Plan.” Each year, the Board of Directors of the Bank decides whether to make a profit sharing contribution to the Plan, and the amount of that contribution. The profit sharing contribution to the Plan for 2009 was approximately $310,000. Each participant in the Plan who is employed on the last day of the Plan year receives a share of that contribution based on the amount of his or her compensation relative to the compensation of all other participants. The accounts of the participants vest according to a schedule of years of service with the Bank. Mass Mutual acts as Trustee for the Profit Sharing Plan Trust, and the Trustee invests all the assets of the Plan in four common trust funds maintained by the Trustee. On January 1, 1998, the Plan was amended to allow any eligible employee to make voluntary contributions to the Plan, and to direct the investment of such voluntary contributions from a menu of available options. Both the profit sharing provisions and the employee contribution provisions are elements of the Savings Plan. The profit sharing element of the Savings Plan is funded by the Bank. The employee contribution element of the Savings Plan is funded by the employee.

Each year, the Board of Directors of the Bank decides whether to make a profit sharing contribution to the FNB Bancorp Savings Plan, and the amount of that contribution. Each participant in the Plan who is employed on the last day of the Plan year, including executive officers, receives a share of that contribution, based on the amount of his or her compensation relative to the compensation of all other participants. By funding the profit sharing element of the Plan and also allowing employees to make their own contributions to the Plan, the Company believes that all participants are motivated to contribute to the ongoing success of First National Bank as measured by its growth in assets, deposits, loans, capital, earnings and profitability.

Employment Contracts. There are no employment contracts between the Company or First National Bank and the executive officers named in the tables below (other than the Salary Continuation Agreements, the Management Continuity Agreements, the Deferred Compensation Plan and the Company’s stock option plans). First National Bank has established a Deferred Compensation Plan and participation is open to all officers of the Bank with the title of Vice President or higher, which includes the named executive officers. The funds contributed to the Plan are those of the individual participant and represent income earned and/or bonuses granted as an employee of First National Bank. No funds of First National Bank may be contributed to the Plan. Additional information about the Deferred Compensation Plan is set forth below, and a summary of contributions, earnings and withdrawals in respect of the accounts of the named executive officers, is set forth in a table named “2009 Nonqualified Deferred Compensation” on page 28.

Role of Management

The annual compensation recommendations made to the Board of Directors by the Compensation Committee are based on data and information gathered from sources outside the Company and the Bank and additional input provided to the members of the Compensation Committee by the executive officers. The executive officers of First National Bank during 2009 were: Thomas C. McGraw, Chief Executive Officer and Secretary; Jim D. Black, President; Anthony J. Clifford, Executive Vice President and Chief Operating Officer; David A. Curtis, Senior Vice President and Chief Financial Officer; and Randy R. Brugioni, Senior Vice President and Senior Loan Officer. Input provided to the Compensation Committee is compiled and coordinated on behalf of all executive officers by an Executive Management Group, composed of Messrs. McGraw, Black and Clifford, who consult with the other executive officers during this process. As already indicated, Messrs. McGraw, Black and Clifford are members of the Company and Bank Board of Directors so they abstain from executive compensation decisions made by the Board.

Compensation Committee

The current members of the Compensation Committee of the Board of Directors are Edward J. Watson, Chair, Thomas G. Atwood, D.D.S. and Merrie Turner Lightner. Only independent members of the Board of Directors may serve on the Compensation Committee. Each current member of the Compensation Committee is “independent” as defined under applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

The Compensation Committee advises the Board of Directors as to all employee benefit arrangements and, based on its investigations and review, reports to the Board of Directors on its recommendations with regard to executive compensation, including bonus compensation. The Compensation Committee’s philosophy is that compensation should be designed to reflect the value created for shareholders while supporting First National Bank’s strategic goals. The Compensation Committee reviews the compensation of the executive officers annually to insure that First National Bank’s compensation programs are related to financial performance and consistent generally with employers of comparable size in the industry. The Compensation Committee reviews each executive officer’s total compensation package, including base salary, cash bonus and stock option awards, and qualified and non-qualified retirement and deferred compensation benefits. The Compensation Committee also meets as needed throughout the year in order to review year-to-date financial performance, as compared to budget and as compared to the financial performance of competitors, and generally to monitor the target total compensation of each executive officer. The Compensation Committee utilizes independent compensation reports to assist in the analysis of compensation packages but did not utilize the services of independent compensation consultants during 2009.

The Compensation Committee operates under a written charter adopted by the Board of Directors. At least once a year, the Compensation Committee reviews and assesses the Charter and recommends any proposed changes to the Board of Directors for approval.

Compensation Committee Interlocks and Insider Participation

During the year 2009, Lisa Angelot, Michael Pacelli and Edward J. Watson served as members of the Compensation Committee of the Board of Directors. None of these members is or has been an officer or employee of the Company or the Bank, whether during 2009 or at any time since incorporation of the Company in 2001, and none of them has been a participant in any transaction or would be a participant to a currently proposed transaction with the Company or the Bank in which such member had or will have a direct or indirect material interest, except for loans made by First National Bank to such member in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable loans with persons not related to the Bank, and which loans did not involve more than the normal risk of collectibility or present other unfavorable features. In addition, during 2009, no member of the Compensation Committee or any executive officer of the Company or the Bank served as a director or member of the compensation committee of any other entity.

Components of Compensation

The Company’s compensation program consists of five components, namely, (1) base salary; (2) cash incentives (bonuses); (3) equity incentives (stock options); (4) perquisites; and (5) post-employment pay and benefits. These components as a group are intended to compensate each executive officer fairly for his or her services, and to reward such officer based on the Company’s overall performance plus his or her individual performance during the year, according to the position held by such officer. In reviewing each officer’s compensation package, the Compensation Committee considers the mix of total pay, benefits and perquisites, together with the competitive market for persons having the same or a similar skill-set as possessed by such officer.

Base Salary. Base salary is related to the individual executive officer’s level of responsibility and comparison with comparable employers in the banking industry. The Board of Directors reviews and sets base salaries annually, taking into consideration the recommendations of the Chief Executive Officer (for executive officers other than the Chief Executive Officer). In conducting its review of salaries, the Board of Directors takes into consideration the overall performance of First National Bank.

The Board of Directors determines the base salary for the Chief Executive Officer by (a) examining the financial performance of First National Bank against its present goals; (b) examining the financial performance of First National Bank as compared to the banking industry generally; (c) evaluating the overall performance of the Chief Executive Officer; and (d) comparing the base salary of the Chief Executive Officer to that of other chief executive officers in the banking industry in the market area of First National Bank.

During December 2009, effective as of January 1, 2010 for the year 2010, the Board of Directors approved an increase in the salary of Randy R. Brugioni to $173,350.

Cash Incentive Compensation. First National Bank does not have a formal bonus plan. The Board of Directors, at its discretion, awards annual bonuses to its executive officers and during 2009 awarded bonuses to Messrs. McGraw, Black, Clifford, Curtis and Brugioni (which are set forth in the “Summary Compensation Table” below). The Board of Directors of the Bank decides annually whether to make a profit sharing contribution to the FNB Bancorp Savings Plan, and the amount of that contribution. The executive officers participate in the Savings Plan and the amounts credited to their respective accounts for 2009 are included in the “Summary Compensation Table” below. Historically, the Board of Directors has approved annual target accruals of approximately 16 percent, in the aggregate, of eligible salaries for a contribution to the Savings Plan and a cash bonus pool, combined. In view of current economic conditions, this amount was reduced to approximately 10% for 2009. The total contribution to the Savings Plan for 2009 was approximately $310,000 and there was no contribution to the cash bonus pool for 2009.

The following table sets forth certain summary information concerning compensation paid to the Chief Executive Officer, the Chief Financial Officer and the three next most highly compensated executive officers of the Company (as a group, the “Named Executive Officers”) during the years ended December 31, 2007, 2008 and 2009:

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Option Awards ($) (e)	Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Thomas C. McGraw,	2009	257,500	─	18,850	─	13,905	290,255
Chief Executive	2008	250,000	30,000	16,840	─	23,339	320,179
Officer	2007	230,000	50,000	5,820	─	23,227	309,047

Jim D. Black,	2009	249,260	─	24,505	(25,756)	67,284	315,293
President	2008	242,000	30,000	24,208	14,661	70,999	379,868
	2007	220,000	50,000	32,010	20,477	61,444	383,931

Anthony J. Clifford,	2009	237,930	─	24,505	(18,083)	42,262	286,614
Executive Vice President,	2008	231,000	30,000	24,208	6,055	48,223	318,486
Chief Operating Officer	2007	210,000	50,000	32,010	9,468	41,893	343,371

David A. Curtis,	2009	202,125	─	15,080	(1,565)	56,874	272,514
Senior Vice President,	2008	192,500	15,000	12,630	169	49,624	274,923
Chief Financial Officer	2007	175,000	20,000	11,640	─	29,784	236,424

Randy R. Brugioni,	2009	169,950	─	16,965	17,640	5,099	209,654
Senior Vice President,	2008	165,000	20,000	13,683	2,102	12,242	213,027
Senior Loan Officer	2007	156,000	30,000	17,460	6,010	12,242	221,712

The Company does not grant Stock Awards. The Company does not have a Pension Plan (but see discussion of the individual Salary Continuation Agreements, below). Column (g) above includes profit-sharing contributions to the FNB Bancorp Savings Plan, earnings on Salary Continuation Agreements, and use of Company-owned automobiles.

Equity Incentive Compensation. At its discretion, the Board of Directors grants stock options to key officers of the Company and First National Bank who are primarily responsible for the growth and management of its business. As of December 31, 2009, a total of 430,034 shares were reserved for options previously granted and currently outstanding under the FNB Bancorp Stock Option Plan (successor as of March 15, 2002, to the First National Bank of Northern California 1997 Stock Option Plan) the FNB Bancorp 2002 Stock Option Plan, and the 2008 FNB Bancorp Stock Option Plan, including options for an aggregate of 154,771 shares of common stock (as adjusted for stock dividends paid in 2000 through 2009) which have been granted to Messrs. McGraw, Black, Clifford, Curtis and Brugioni. The stock option plans have been approved by the shareholders of the Company. The number of shares granted to an employee is based on several factors, including employee performance and the value placed on the expected future performance of the employee, retention of the employee and, in some cases, internal or external pay equity. The Board of Directors believes that grants of stock options have enhanced and will continue to enhance the Company’s ability to attract, reward and motivate executive officers and other key employees.

A summary of the stock options granted to the Named Executive Officers during 2009, including the exercise prices, is set forth in the following table:

2009 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Number of Securities Underlying Options (# shares)	Exercise or Base Price of Option Awards ($/Sh)
Thomas C. McGraw	12/18/2009	5,000	$7.46
Jim D. Black	12/18/2009	6,500	$7.46
Anthony J. Clifford	12/18/2009	6,500	$7.46
David A. Curtis	12/18/2009	4,000	$7.46
Randy R. Brugioni	12/18/2009	4,500	$7.46

(1) The exercise price of an incentive stock option is set at the fair market value of the shares on the date of grant. All options granted to such officers and currently outstanding are incentive stock options, vesting at the rate of 20 percent per year over the period of 5 years from date of grant and are exercisable for a period of 10 years from the grant date.

A summary of the stock options outstanding and held by such officers as of December 31, 2009 is set forth below in the table of “Outstanding Equity Awards at Fiscal Year-End 2009” and a summary of the stock options exercised and vested is set forth below in the table of “Option Exercises.” The Company does not issue Stock Awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2009
Option Awards
Name	Number of Securities Underlying Unexercised Option - # Exercisable (1)	Number of Securities Underlying Unexercised Option - # Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Thomas C. McGraw	365	─	15.43	6/28/2010
	364	─	16.15	6/29/2011
	369	─	18.61	7/24/2012
	422	─	17.77	5/23/2013
	436	─	24.25	5/26/2014
	446	─	23.55	6/24/2015
	608	─	29.82	6/23/2016
	1,158	─	26.35	6/22/2017
	4,410	─	11.20	9/26/2018
	5000	─	7.46	12/18/2019

Jim D. Black	1,197	─	15.43	6/28/2010
	1,908	─	16.15	6/29/2011
	4,432	─	18.61	7/24/2012
	6,330	─	17.77	5/23/2013
	6,366	─	24.25	5/26/2014
	5,105	1,277	23.55	6/24/2015
	3,828	2,553	29.82	6/23/2016
	2,546	3,821	26.35	6/22/2017
	1,267	5,072	11.20	9/26/2018
	─	6,500	7.46	12/18/2019

Anthony J. Clifford	636	─	16.15	6/29/2011
	4,432	─	18.61	7/24/2012
	6,330	─	17.77	5/23/2013
	6,366	─	24.25	5/26/2014
	5,105	1,277	23.55	6/24/2015
	3,828	2,553	29.82	6/23/2016
	2,546	3,821	26.35	5/22/2017
	1,267	5,072	11.20	9/26/2018
	─	6,500	7.46	12/18/2019

David A. Curtis	926	1,389	26.35	6/22/2017
	661	2,647	11.20	9/26/2018
	─	4,000	7.46	12/18/2019

Randy R. Brugioni	1,343	─	15.43	6/28/2010
	1,395	─	16.15	6/29/2011
	2,069	─	18.61	7/24/2012
	2,815	─	17.77	5/23/2013
	2,681	─	24.25	5/26/2014
	2,246	562	23.55	6/24/2015
	1,823	1,216	29.82	6/23/2016

OPTION EXERCISES DURING 2009
Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercises ($)
Thomas C. McGraw	none	─
Jim D. Black	none	─
Anthony J. Clifford	none	─
David A. Curtis	none	─
Randy R. Brugioni	none	─

Perquisites. The Board of Directors believes that offering certain perquisites is important to the operations of the Company and will assist the Company in its efforts to recruit and retain key employees. Messrs. McGraw, Black and Clifford are provided with the use of Company-owned automobiles. The aggregate amount of perquisites and other personal benefits or property received by executive officers during 2009 are included under the column for “All Other Compensation” in the Summary Compensation Table.

Post-Employment Compensation. The Company has no pension or retirement plan but First National Bank has previously entered into individual salary continuation agreements with four current and former executive officers.

The Bank has entered into Salary Continuation Agreements (the “Agreements”) with Michael R. Wyman (former Chairman of the Board of Directors in 2009 and former Chief Executive Officer in 1996), James B. Ramsey (former Senior Vice President and Chief Financial Officer in 1998, amended in 2004), Jim D. Black (President in 2004), Anthony J. Clifford (Executive Vice President and Chief Operating Officer in 2004), and David A. Curtis (Senior Vice President and Chief Financial Officer in 2006). The Agreements provide for annual benefits to be paid to Mr. Wyman or his designated beneficiary of up to $60,000 per year over a period of 15 years; annual benefits to be paid to Mr. Ramsey or his designated beneficiary of up to $70,000 per year over a period of 20 years; annual benefits to be paid to Mr. Black or his designated beneficiary of up to $122,600 per year over a period of 20 years; annual benefits to be paid to Mr. Clifford or his designated beneficiary of up to $140,700 per year over a period of 20 years; and annual benefits to be paid to Mr. Curtis or his designated beneficiary of up to $170,000 per year over a period of 20 years. Such benefits were effective for Mr. Wyman upon his attaining 66 years of age, and will be effective for each of Messrs. Ramsey, Black, Clifford and Curtis upon (i) attainment of age 65, or upon his death or disability prior to such time if he is actively employed by First National Bank at the time; (ii) termination of his employment by First National Bank without “cause” (as defined in the Agreements); and (iii) termination or constructive termination of his employment by First National Bank after the occurrence of a “change of control” of First National Bank (as defined in the Agreements). First National Bank has purchased life insurance policies on the life of Messrs. Wyman (in 1996), Ramsey (in 2004, in addition to the 1998 policy), Black (in 2004), Clifford (in 2004) and Curtis (in 2007). First National Bank is the sole owner and beneficiary or co-beneficiary under such life insurance policies, which policies indirectly offset the anticipated costs for certain death, disability and post-employment/retirement benefits for Messrs. Wyman, Ramsey, Black, Clifford and Curtis. First National Bank has entered into Split-Dollar Agreements with Messrs. Black, Clifford Curtis and Ramsey, each of which designates the Bank as beneficiary of the insurance policies after the interest of Messrs. Black, Clifford, Curtis and Ramsey have been paid to their respective designated beneficiaries. The cash surrender value of each insurance policy, which is expected to increase over the term of the policy, is included among the “other assets” on the consolidated balance sheet of the Company.

Potential Payments Upon Termination or Change-in-Control

Management Continuity Agreements. On July 20, 2000, First National Bank entered into Management Continuity Agreements with Jim D. Black, Charles R. Key and Anthony J. Clifford. Each Agreement provides for the payment of a severance benefit to the officer upon termination of employment after a “change in control” of First National Bank (as defined in the Agreements). The purpose of the Agreements is to maintain sound and vital management of First National Bank, thereby protecting its best interests, in the event of a proposed change in control of First National Bank. The amount of the benefit payable under each Agreement is two times the “base annual salary” of the relevant officer for the twelve month period immediately preceding a “change in control.” In addition, if any payment of the benefit constitutes an “excess parachute payment” that is subject to an excise tax imposed by the Internal Revenue Code of 1986, as amended, First National Bank will increase the amounts payable to the extent necessary to place the officer in the same after-tax position that would have existed had no excise tax been imposed. First National Bank can elect to pay benefits in a lump sum payment or in monthly installments over a period not exceeding two years following the date of termination of employment. Each Management Continuity Agreement continues for two years from July 20, 2000, and is subject to automatic one year renewals thereafter, unless First National Bank gives written notice of non-renewal. Each Management Continuity Agreement has been renewed annually and currently expires on July 20, 2010 (subject to further renewal).

       Deferred Compensation Plan. The Company and the Bank do not make contributions to nonqualified deferred compensation plans. The contributions made by the Named Executive Officers to the Bank’s Deferred Compensation Plan in 2009 are set forth in the following table:

2009 NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contribution in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Thomas C. McGraw	─	─	─	─
Jim D. Black	─	$(25,756)	─	$134,835
Anthony J. Clifford	─	$(18,083)	─	$44,807
David A. Curtis	$1,011	$(1,565)	─	$7,083
Randy R. Brugioni	$2,500	$17,640	─	$103,791

First National Bank has established a Nonqualified Deferred Compensation Plan, and participation in the Plan is open to all officers of First National Bank. The Deferred Compensation Plan consists of a Deferred Compensation Trust, dated November 1, 1997, with Mass Mutual serving as Trustee, and individual Deferred Compensation Agreements between First National Bank and each of the participating officers. The funds contributed to the Plan are those of the individual participant, and represent income earned and/or bonuses granted as an employee of First National Bank. No funds of First National Bank may be contributed to the Plan. Under the Plan, a participant may elect to defer the receipt of a portion of his or her cash salary and/or bonus. First National Bank maintains a record of the deferred compensation for each participant, and at the time of distribution, is obligated to effect the distribution as well as collection of any and all taxes due at such time. Each participant may elect whether he or she will receive distribution of his or her entire account, subject to applicable tax withholding requirements, upon reaching a specified age, or upon passage of at least five years or upon termination of employment. In order to discharge its obligations in respect of such deferred compensation, First National Bank forwards the amounts of contributions of the deferred compensation specified by the participants to the Deferred Compensation Trust, which are then invested in accordance with the instructions of the participants. The principal and any earnings in the Trust are held separate and apart from other funds of First National Bank and are used for the discharge of First National Bank’s obligations to the participants. As of December 31, 2009, the Deferred Compensation Trust held an aggregate of 25,525 shares of Common Stock, and held shares of Common Stock for the accounts of Messrs. Black, Brugioni, Clifford and Curtis, representing approximately 0.73% of the total shares outstanding on such date (consisting of 4,861 shares for Jim D. Black; 5,318 shares for Anthony J. Clifford; 773 shares for David A. Curtis; 12,180 shares for Randy R. Brugioni; and no shares for Thomas C. McGraw).

TARP Compensation Modification Agreements

On February 27, 2009, the Company issued and sold shares of its Series A and Series B Preferred Stock to the U.S. Treasury, as part of the TARP Capital Purchase Program. The agreements signed with the U.S. Treasury subject the Company and its senior executive officers to the executive compensation limitations set forth in the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, and any related rules and regulations promulgated thereunder (the “EESA”). Among other matters, these limitations require a “clawback” of any bonus or incentive compensation based on criteria that are later proven to be materially inaccurate; prohibit excess (“golden”) parachute payments; and restrict tax deductions in excess of $500,000 for any senior executive officer. In this connection, each of the Named Executive Officers (Messrs. McGraw, Black, Clifford, Curtis and Brugioni) has (i) entered into a Compensation Modification Agreement with the Company, effective February 27, 2009, acknowledging that the EESA may require modification of their compensation plans, agreements and other arrangements to the extent these relate to the period during which the U.S. Treasury holds any securities of the Company acquired through the TARP Capital Purchase Program, and (ii) executed a waiver voluntarily waiving any claim against the U.S. Treasury or the Company for any changes to such executive officer’s compensation plans, agreements or arrangements that are required to comply with the requirements of the EESA.

Compensation Committee Report

The members of the Compensation Committee have reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the FNB Bancorp Annual Report on Form 10-K for the year ended December 31, 2009.

Respectfully submitted by the members of the Compensation Committee,

Lisa Angelot, Chair
Michael Pacelli
Edward J. Watson
Certification.

The compensation committee certifies that:

(1)
It has reviewed with senior risk officers the senior executive officer (“SEO”) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of FNB Bancorp;

(2)	It has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the FNB Bancorp; and

(3)
It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of FNB Bancorp to enhance the compensation of any employee.

/s/ Lisa Angelot
Lisa Angelot

/s/ Michael Pacelli
Michael Pacelli

/s/ Edward J. Watson
Edward J. Watson

PROPOSAL NO. 2

ADVISORY VOTE
ON EXECUTIVE COMPENSATION

We believe our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders.

On February 17, 2009, President Obama signed into law the American Recovery and Reinvestment Act of 2009 (the “ARRA”). Section 7001 of the AARA amended Section 111 of the Emergency Economic Stabilization Act of 2008 to require any recipient of funds from the U.S. Treasury under its TARP Capital Purchase Program to permit a shareholder vote to approve, on a non-binding basis, the compensation of executives, as disclosed in the recipient’s proxy statement. On February 27, 2009, the Company received $12,000,000 in TARP funds in exchange for the issuance of shares of its Series A and Series B Preferred Stock to the U.S. Treasury. As a result, the Company became subject to this AARA requirement to seek shareholder approval yearly, so long as any obligation arising from receipt of the TARP funds remains outstanding.

This advisory shareholder vote on the Company’s executive compensation, commonly known as “Say on Pay,” gives you as a shareholder the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:

“RESOLVED, that the shareholders approve the overall executive pay-for-performance compensation policies and procedures employed by the Company as described in the Compensation Discussion and Analysis, the compensation tables and related disclosures regarding the named executive officer compensation in this proxy statement for the 2010 annual meeting of shareholders.”

Because your vote is advisory, it will not be binding upon the Board of Directors and may not be construed as overruling any decision by the Board of Directors or creating or implying any additional fiduciary duty owed by the Board of Directors. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PAY-FOR-PERFORMANCE COMPENSATION POLICIES AND PROCEDURES EMPLOYED BY THE COMPANY, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND RELATED DISCLOSURES REGARDING THE NAMED EXECUTIVE OFFICER COMPENSATION IN THIS PROXY STATEMENT FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The firm of Moss Adams LLP, which served the Company as independent auditors for the 2009 fiscal year, has been recommended by the Audit Committee of the Board of Directors of the Company to serve as independent auditors for the 2010 fiscal year, and the Board of Directors has approved the Audit Committee recommendation. In this Proposal No. 3, the shareholders of the Company are being asked to ratify the appointment of Moss Adams LLP as independent auditors of the Company, to serve for the 2010 fiscal year.

A representative of Moss Adams LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement if the representative desires to do so, and the representative is expected to be available to respond to appropriate questions.

During the two fiscal years of the Company ended December 31, 2009, and during the subsequent interim period through April 16, 2010, neither the Company nor First National Bank of Northern California consulted with Moss Adams LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, or (ii) any matter that was either the subject of a disagreement or a reportable event under the rules of the Securities and Exchange Commission.

Audit Fees

The aggregate fees billed by Moss Adams LLP to the Company for professional services rendered for the integrated audit of the consolidated financial statements of the Company for the fiscal year ended December 31, 2009, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009, were $190,696.

All Other Fees

Moss Adams LLP billed $16,208 for the audit of the FNB Bancorp Savings Plan during the fiscal year ended December 31, 2009.

The Audit Committee of the Board of Directors of the Company has approved each professional service rendered by Moss Adams LLP during the fiscal year 2009, and the Audit Committee has considered whether the provision of non-audit services would be compatible with maintaining the independence of Moss Adams LLP.

Vote Required

Ratification of the appointment of Moss Adams LLP as the Company’s independent auditors for the 2010 fiscal year requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting at the Annual Meeting.

Recommendation of Management

The Board of Directors of the Company has approved the recommendation of the Audit Committee of the Board of Directors to appoint Moss Adams LLP as independent auditors of the Company for the 2010 fiscal year, and recommends a vote “FOR” ratification of the appointment of Moss Adams LLP.

AUDIT COMMITTEE REPORT

During 2009, the Audit Committee consisted of the following members of the Company’s Board of Directors: Edward J. Watson (Chairman), Lisa Angelot, Ronald R. Barels, D.D.S. and Merrie Turner Lightner. The Committee currently includes Edward J. Watson (Chairman), Lisa Angelot, Ronald R. Barrels, D.D.S. and Merrie Turner Lightner. Each of the members of the Audit Committee is “independent” as defined under applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee’s responsibilities include assisting the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. The Committee’s primary responsibilities are to: (1) serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (2) review and evaluate the audit efforts of the Company’s independent accountants and the outsource internal audit firm; (3) evaluate the Company’s quarterly financial performance as well as its compliance with laws and regulations; (4) oversee management’s establishment and enforcement of financial policies and business practices; and (5) facilitate communication among the independent accountants, financial and senior management, counsel, the outsource internal audit firm and the Board of Directors.

The Audit Committee has received the written disclosures and the letter from the independent accoountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2009, with the Company’s management. The Committee has discussed with Moss Adams LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has also received the written disclosures and the letter from Moss Adams LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the communications of Moss Adams LLP with the Audit Committee concerning independence and the Audit Committee has discussed the independence of Moss Adams LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for the filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Edward J. Watson, Chairman
Lisa Angelot
Ronald R. Barels, D.D.S.
Merrie Turner Lightner

SHAREHOLDERS’ PROPOSALS

Next year’s Annual Meeting of Shareholders will be held on May 18, 2011. The deadline for shareholders to submit proposals for inclusion in the proxy statement and form of proxy for the 2010 Annual Meeting of Shareholders is December 18, 2010. All proposals should be submitted by Certified Mail, Return Receipt Requested, to the Secretary, FNB Bancorp, 975 El Camino Real, South San Francisco, California 94080.

South San Francisco, California
April 16, 2010

FNB BANCORP
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2010

The Board of Directors recommends a Vote “AUTHORITY GIVEN FOR” on Proposal 1; and, “FOR” on Proposal 2; and, “FOR” on Proposal 3.

INSTRUCTIONS

✓	Mark, sign and date your proxy card
✓	Detach your proxy card at the perforations
✓	Return your proxy card in the postage paid envelope provided

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Notice of Internet Availability. The FNB Bancorp Proxy Statement for the 2010 Annual Meeting of Shareholders and the 2009 Annual
Report to shareholders (which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2009) are available on the
Internet at www.fnbnorcal.com/inv_annual_shareholders.html

▼   FOLD AND DETACH HERE   ▼

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE FOLLOWING ITEMS:

1. ☐ AUTHORITY GIVEN FOR ALL nine (9) nominees listed below (except as indicated to the contrary below).		☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below:

01. Lisa Angelot	04. Ronald R. Barels	07. Edward J. Watson
02. Thomas C. McGraw	05. Merrie Turner Lightner	08. Jim D. Black
03. Thomas G. Atwood	06. Michael Pacelli	09. Anthony J. Clifford
EXCEPTION __________________________________________________________________________________________					Please Detach Here ▼ You Must Detach This ▼ Portion of the Proxy Card Before Returning in the Enclosed Envelope
2. To approve the advisory vote on executive compensation.		☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To ratify the appointment of MOSS ADAMS LLP as independent auditors of the Company to serve for the 2010 fiscal year.		☐ FOR	☐ AGAINST	☐ ABSTAIN

4. In their discretion, to transact such other business as may properly come before the meeting.
Authorized Signature(s)

_________________________________________________
_________________________________________________
Date: ________________, 2010

Please date and sign exactly as your name(s) appears. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

I/we do __ or do not __ expect to attend this meeting.

FNB BANCORP

Proxy solicited by the Board of Directors
for the Annual Meeting of Shareholders
on May 19, 2010

The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of FNB BANCORP and the accompanying Proxy Statement dated April 16, 2010, and revoking any Proxy heretofore given, hereby constitutes and appoints Lisa Angelot, Thomas C. McGraw, and Edward J. Watson, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all shares of Common Stock of FNB BANCORP, a California corporation, outstanding in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of FNB BANCORP, to be held at the Basque Cultural Center, 599 Railroad Avenue, South San Francisco, California, on Wednesday, May 19, 2010, at 6:30 p.m. or at any adjournments thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all matters which may be properly presented for action at the meeting or any adjournments thereof. The above-named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this Proxy in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS; “FOR” APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION; AND “FOR” RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS INDEPENDENT AUDITORS OF THE COMPANY TO SERVE FOR THE 2010 FISCAL YEAR. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS; “FOR” APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION; AND “FOR” RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS INDEPENDENT AUDITORS OF THE COMPANY TO SERVE FOR THE 2010 FISCAL YEAR.

(Continued and to be signed on other side)